Ex-99.906.CERT

Aspiriant Risk-Managed Real Assets Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Marc Castellani, Principal Executive Officer of the Aspiriant Risk-Managed Real Assets Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	6/9/2023	/s/ Marc Castellani
Marc Castellani
President and Principal Executive Officer

I, Benjamin Schmidt, Principal Financial Officer of the Aspiriant Risk-Managed Real Assets Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	6/9/2023	/s/ Benjamin Schmidt
Benjamin Schmidt
Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Aspiriant Risk-Managed Real Assets Fund, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.